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                                                                    EXHIBIT 10.1
                                                                    ------------

                                                                  EXECUTION COPY

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                 MELLON EXECUTIVE CO-INVESTMENT 2000 PLAN, L.P.


                        AGREEMENT OF LIMITED PARTNERSHIP

                           DATED AS OF JANUARY 1, 2000


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                                TABLE OF CONTENTS

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ARTICLE I CERTAIN DEFINED TERMS...................................................................................1


ARTICLE II FORMATION, NAME AND PLACE OF BUSINESS; PURPOSE AND LIMITATION ON
         OPERATIONS; TERM; CONVERSION TO CORPORATE FORM...........................................................5

   2.1   FORMATION................................................................................................5
   2.2   NAME.....................................................................................................6
   2.3   PLACE OF BUSINESS........................................................................................6
   2.4   PURPOSE..................................................................................................6
   2.5   TERM.....................................................................................................7
   2.6   CONVERSION TO CORPORATE FORM.............................................................................7

ARTICLE III GENERAL PARTNER; RELATIONSHIP WITH MELLON.............................................................7

   3.1   GENERAL PARTNER; MANAGEMENT OF GENERAL PARTNER...........................................................7
   3.2   NO COMPENSATION OF OFFICERS AND DIRECTORS; EXPENSES......................................................7
   3.3   ADMINISTRATIVE SERVICES..................................................................................8
   3.4   SERVICES BY MELLON; CHARGES AND EXPENSES.................................................................8
   3.5   RELATED PARTNERSHIPS.....................................................................................8

ARTICLE IV LIMITED PARTNERS.......................................................................................8

   4.1   LIMITED PARTNERS.........................................................................................8
   4.2   LIST OF LIMITED PARTNERS.................................................................................8
   4.3   NO MANAGEMENT BY LIMITED PARTNERS........................................................................9
   4.4   LIMITATION ON TRANSFER OF LIMITED PARTNERS' UNITS........................................................9

ARTICLE V LIABILITY OF PARTNERS...................................................................................9

   5.1   GENERAL PARTNER..........................................................................................9
   5.2   LIMITED PARTNERS.........................................................................................9

ARTICLE VI POWERS OF GENERAL PARTNER; PROHIBITED TRANSACTIONS AND
         RESTRICTIONS; DUTIES OF GENERAL PARTNER; INDEMNIFICATION AND
         CONTRIBUTION.............................................................................................9

   6.1   POWERS...................................................................................................9
   6.2   RESTRICTIONS ON THE AUTHORITY OF THE GENERAL PARTNER....................................................10
   6.3   DUTIES..................................................................................................11
   6.4   EXCULPATION, INDEMNIFICATION AND CONTRIBUTION...........................................................11
   6.5   GENERAL PARTNER LOANS...................................................................................12

ARTICLE VII CAPITAL CONTRIBUTIONS AND ACCOUNTS; NO FURTHER CONTRIBUTIONS
         REQUIRED; INTEREST; ACCOUNTING AND VALUATION............................................................12

   7.1   CAPITAL CONTRIBUTIONS AND ACCOUNTS......................................................................12
   7.2   FURTHER CAPITAL CONTRIBUTIONS...........................................................................13
   7.3   INTEREST................................................................................................13
   7.4   ACCOUNTING PERIODS AND TAXABLE YEARS....................................................................13
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ARTICLE VIII ALLOCATIONS.........................................................................................14

   8.1   ALLOCATION OF PROFITS AND LOSSES; OTHER ALLOCATIONS.....................................................14
   8.2   SPECIAL ALLOCATION PROVISIONS...........................................................................15
   8.3   TAX ALLOCATIONS.........................................................................................16
   8.4   ALLOCATION AMONG LIMITED PARTNERS; TRANSFERS............................................................16
   8.5   TAX ELECTIONS...........................................................................................16
   8.6   OTHER ALLOCATION PROVISIONS.............................................................................16

ARTICLE IX DISTRIBUTIONS; WITHDRAWAL.............................................................................17

   9.1   GENERAL PARTNER DISCRETION..............................................................................17
   9.2   DISTRIBUTIONS...........................................................................................17
   9.3   NON-CASH DISTRIBUTIONS..................................................................................18
   9.4   WITHHOLDING.............................................................................................18
   9.5   WITHDRAWAL..............................................................................................18

ARTICLE X TRANSFERABILITY OF INTERESTS; VESTING; TERMINATION OF EMPLOYMENT.......................................18

   10.1   RESTRICTIONS AND CONDITIONS ON TRANSFERS OF UNITS......................................................18
   10.2   ASSIGNEES..............................................................................................19
   10.3   SUBSTITUTED LIMITED PARTNERS...........................................................................20
   10.4   TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY OF LIMITED PARTNER......................................20
   10.5   DISPOSITION OF GENERAL PARTNER'S INTEREST..............................................................22

ARTICLE XI DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP........................................................22

   11.1   EVENTS CAUSING DISSOLUTION.............................................................................22
   11.2   LIQUIDATION............................................................................................22

ARTICLE XII BOOKS AND RECORDS; ACCOUNTING; APPRAISAL; TAX MATTERS AND
          ELECTIONS..............................................................................................24

   12.1   BOOKS AND RECORDS......................................................................................24
   12.2   ACCOUNTING BASIS; FISCAL YEAR..........................................................................24
   12.3   BANK ACCOUNTS..........................................................................................24
   12.4   APPRAISAL..............................................................................................25
   12.5   REPORTS................................................................................................25
   12.6   TAX MATTERS AND ELECTIONS..............................................................................25

ARTICLE XIII MISCELLANEOUS PROVISIONS............................................................................26

   13.1   APPOINTMENT OF THE GENERAL PARTNER AS ATTORNEY-IN-FACT.................................................26
   13.2   AMENDMENTS OF THIS AGREEMENT...........................................................................27
   13.3   ARBITRATION............................................................................................28
   13.4   NOTICES................................................................................................28
   13.5   BINDING PROVISIONS.....................................................................................29
   13.6   APPLICABLE LAW.........................................................................................29
   13.7   COUNTERPARTS...........................................................................................29
   13.8   SEPARABILITY OF PROVISION..............................................................................29
   13.9   ENTIRE AGREEMENT.......................................................................................29
   13.10  PARAGRAPH TITLES.......................................................................................29
   13.11  WAIVER OF RIGHT OF PARTITION...........................................................................30
   13.12  EFFECTIVENESS..........................................................................................30
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                             EXHIBITS AND SCHEDULES
                             ----------------------

Exhibits:
--------

Exhibit A................................................Co-Investment Agreement



Schedules:
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Schedule A .............................................List of Limited Partners

                                             AGREEMENT OF LIMITED PARTNERSHIP of
                                    MELLON EXECUTIVE CO-INVESTMENT 2000 PLAN,
                                    L.P., dated as of January 1, 2000, by and among MELLON VENTURES FUND HOLDING CORPORATION, a Delaware corporation, as general partner hereunder (the "General Partner"), and the persons who have signed this Agreement and have been admitted as additional limited partners hereunder (the "Limited Partners") (the General Partner and the Limited Partners are collectively referred to as the "Partners").

                                    ARTICLE I

                              CERTAIN DEFINED TERMS

         As used in this Agreement, the following terms shall have the following meanings:

         "Act" - The Delaware Revised Uniform Limited Partnership Act, 6 Del. C. Sections 17-101 et seq., as amended from time to time and any successor thereto.

         "Affiliate" - Any person or entity that controls, is controlled by, or is under common control with, any other person or entity.

         "Agreement" - This Agreement of Limited Partnership, as it may be amended, modified or supplemented from time to time.

         "Board" - Board of Directors of the General Partner appointed from time to time by Mellon as the sole stockholder of the General Partner.

         "Capital Account" - As defined in Section 7.1(d).

         "Capital Contributions" - Amounts contributed to the Partnership by the Partners.

         "Carrying Value" - With respect to any Partnership asset, the asset's adjusted basis for Federal income tax purposes, except that the Carrying Values of all Partnership assets shall be adjusted to equal their respective fair market values (as determined by the General Partner), in accordance with the rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, immediately prior to: (a) the date of the distribution of more than a de minimis amount of Partnership property (other than a pro rata distribution) to a Partner; or (b) the date of the termination of the Partnership under Section 708(b)(i)(B) of the Code; provided that adjustments pursuant to clause (a) above shall be made only if the General Partner determines in it sole discretion that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners. The Carrying Value of any Partnership asset distributed to any Partner shall be adjusted immediately prior to such distribution to equal its Fair Market Value. The Carrying Value of Partnership assets shall be adjusted by depreciation and amortization as computed for book purposes as provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

         "Cause" - To the maximum extent permitted by applicable law, a termination of a Limited Partner's employment by a member of the Mellon Group because the Limited Partner has (A) been convicted of or has entered a plea of nolo contendere with respect to a felony, or any misdemeanor evidencing moral turpitude, deceit, dishonesty or fraud, including without limitation a criminal offense covered by Section 19 of the Federal Deposit Insurance Act, 12 U.S.C.
Section 1829, or any successor provision, (B) engaged in conduct which constitutes a willful and continued failure to perform his duties hereunder (other than by reason of disability), after notice to the Limited Partner and the opportunity to correct the same, (C) materially violated the Mellon Group's Code of Conduct ( as the same may be modified from time to time) or such other code(s) of conduct as may be made applicable to employees of the Mellon Group from time to time, or applicable policies of the Mellon Group (as modified from time to time), including, without limitation, policies concerning securities trading, (D) willfully engaged in any misconduct which has the effect of being injurious to the Mellon Group, provided, however, that the Mellon Group has given the Limited Partner advance notice of such Cause including the reasons therefor, together with a reasonable opportunity for the Limited Partner to reply to such notice.

         "Change of Control" - Means any of the following events: (a) the occurrence with respect to Mellon of a "control transaction", as such term is defined in Section 2542 of the Pennsylvania Business Corporation Law of 1988, as of August 15, 1989; or (b) approval by the stockholders of Mellon of (i) any consolidation or merger of Mellon where either (x) the holders of voting stock of Mellon immediately before the merger or consolidation will not own more than 50% of the voting shares of the continuing or surviving corporation immediately after such merger or consolidation or (y) the Incumbent Directors immediately before the merger or consolidation will not hold at least 50% (rounded to the next whole person) of the seats on the board of directors of the continuing or surviving corporation; or (ii) any sale, lease or exchange or other transfer (in one transaction or a series of related transactions )of all or substantially all the assets of Mellon; or (c) a change of 25% (rounded to the next whole person) in the membership of the Board of Directors within a 12-month period, unless the election or nomination for election by stockholders of each new director within such period (i) was approved by the vote of 85% (rounded to the next whole person) of the directors then still in office who were in office at the beginning of the 12-month period; and (ii) was not as a result of an actual or threatened election with respect to directors or any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board of Directors. As used in this definition, the term "Incumbent Director" means as of any time a director of Mellon (x) who has been a member of the Board of Directors continuously for at least 12 months or (y) whose election or nomination as a director within such period met the requirements of clauses
(c)(i) and (c)(ii) herein.

         "Co-Investment Agreement" - The Co-Investment Agreement (Exhibit A hereto) among the Partnership and the Investment Partnerships, pursuant to which the Partnership has agreed to co-invest with the Investment Partnerships.

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         "Code"- The Internal Revenue Code of 1986, as amended.

         "Disability" - The total disability of a Limited Partner covered under a long-term disability plan of the Mellon Group then in effect.

         "Eligible Investors" - Either (a) certain key officers and employees of the Mellon Group designated by Mellon in its sole discretion (each such person, an "Eligible Investor"); or (b) at the request of an Eligible Investor and at the discretion of Mellon, Immediate Family Members or trusts or other investment vehicles established by such Eligible Investor for his or her benefit and/or the benefit of his or her Immediate Family Members, provided that such Eligible Investor or Immediate Family Member has (i) and individual net worth or net worth with his or her spouse that exceeds $1,000,000; or (ii) an individual income in excess of $200,000 in each of 1997 and 1998 or joint income with his or her spouse in excess of $300,000 in each of such years and has a reasonable expectation of reaching the same income level in 1999.

         "Excluded Investments" - Investments made by the Investment Partnerships which are determined to be Excluded Investments in the sole discretion of Mellon Ventures or Mellon.

         "Fixed Return" - Cumulative preferred annual return on the General Partner's aggregate Preferred Capital Contribution equal to 8%, compounded annually.

         "General Partner" - Mellon Ventures Funds Holding Corporation, a Delaware corporation, as general partner of the Partnership.

         "Immediate Family Member" - With respect to any natural person, such person's child, stepchild, grandchild, parent, grandparent, spouse, sibling, niece, nephew, any mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law (including, as a result of adoptive relationships), and trusts or other entities in which 100% of the beneficial interests are owned by such persons.

         "Interest" - The rights and obligation of a Partner hereunder.

         "Investment Company Act" - The Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

         "Investment Partnerships" - Mellon Ventures L.P., Mellon Ventures II L.P. and any other investment partnership formed by Mellon Ventures or its Affiliates now or in the future, designated by Mellon as an Investment Partnership.

         "Investment Period" - January 1, 2000 to December 31, 2000.

         "Limited Partner Payment" - The aggregate amount of the Capital Contribution of each Limited Partner which is to be paid upon execution and delivery of the Subscription Agreement.

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         "Limited Partners" - Persons who have been admitted as additional limited partners to the Partnership.

         "Memorandum" - Confidential Private Placement Memorandum dated December, 1999 relating to the Partnership, as amended or supplemented from time to time.

         "Mellon" - Mellon Financial Corporation.

         "Mellon Ventures" - Mellon Ventures Fund Holding Corporation, a Delaware corporation.

         "Mellon Group" - Mellon and its Affiliates.

         "Money Fund" - A segregated interest-bearing deposit account denominated in U.S. dollars.

         "Nonrecourse Deductions" - As defined in U.S. Treasury Regulations
Section 1.704-2(b). The amount of Partnership Nonrecourse Deductions for a fiscal year equals the net increase, if any, in the amount of Partnership minimum gain during that fiscal year, determined according to the provisions of Treasury Regulations Section 1.704-2(c).

         "Partner Nonrecourse Deductions" - As defined in Treasury Regulations
Section 1.704-2(i)(2).

         "Partner Nonrecourse Debt Minimum Gain" - An amount with respect to each partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4) equal to the Partnership Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in Treasury Regulations Section 1.752-1(a)(2) determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

         "Partners" - Collectively, the General Partner and the Limited
Partners.

         "Partnership" - Mellon Executive Co-Investment 2000 Plan, L.P., the limited partnership formed in accordance with this Agreement and under the laws of the State of Delaware.

         "Partnership Minimum Gain" - As defined in Treasury Regulations Section 1.704-2(b)(2) and 1.704-2(d).

         "Preferred Capital Contribution" - As defined in Section 7.1(c).

         "Profits and Losses" - For each fiscal year or other period, the taxable income or loss of the Partnership, or particular items thereof, determined in accordance with the accounting method used by the Partnership for federal income tax purposes with the following adjustments:

(a) all items hereof of income, gain, loss or deduction allocated pursuant to
Section 8.2 shall not be taken into account in computing such taxable income or loss; (b) any income of the Partnership that is exempt from federal income taxation and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss; (c) if the Carrying

Value of any asset differs from its adjusted tax basis for federal income taxes purposes, any gain or loss resulting from a disposition of such asset shall be determined with reference to such Carrying Value; (d) upon an adjustment to the Carrying Value of any asset pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; and (e) except for items in (a) above, any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be treated as deductible items.

         "Representative" - Any executor, administrator, trustee, committee, guardian, conservator or representative appointed by a court of competent jurisdiction to act on behalf of a Limited Partner or the estate of a Limited Partner.

         "Retirement" - Retirement pursuant to the Mellon Retirement Plan after age 55 with at least five years of service.

         "Terminated Partner" - As defined in Section 10.4(a).

         "Transfer" - As defined in Section 10.1(a).

         "Transfer Application" - Written and dated notification of a Transfer of all or any portion of the Units of a Limited Partner referred to in Section 10.2.

         "Transferring Limited Partner" - As defined in Section 10.1(c).

         "Units" - Units of limited partnership interests in the Partnership representing the entire rights owned by a Limited Partner, including the right to a share of the Profits and Losses of the Partnership.

         "Unvested Interest" - The unvested portion of each Limited Partner's interest in the Partnership, determined in accordance with Section 10.4.

         "Vesting Schedule" - The schedule according to which a Limited Partner's interest in the Partnership generally will vest, as set forth in
Section 10.4.

                                   ARTICLE II

                     FORMATION, NAME AND PLACE OF BUSINESS;
                   PURPOSE AND LIMITATION ON OPERATIONS; TERM;
                          CONVERSION TO CORPORATE FORM

2.1      FORMATION.

         The General Partner and the Initial Limited Partner have formed, and the General Partner and the parties hereto hereby continue, under the Act, a limited partnership for the purposes hereinafter described. In the event that it shall be necessary for the Partnership to exist in or qualify to do business under the laws of any state or states other than, or in addition to, the State of Delaware, the parties hereby agree that the Partnership shall take such action as may be necessary to exist or qualify to do business in any state in which such existence or qualification shall be required, provided that in any such event the Partnership shall at all times continue to be a limited partnership formed under and governed by the provisions of the Act. The General Partner may elect, in its sole discretion, without the consent of the Limited Partners, to qualify the Partnership as a limited liability partnership pursuant to Title G, Chapter 15 of the Delaware Code Annotated.

2.2      NAME.

         The name of the Partnership shall be "Mellon Executive Co-Investment 2000 Plan, L.P." The business of the Partnership may be conducted under any other name deemed necessary or desirable by the General Partner in order to comply with local law.

2.3      PLACE OF BUSINESS.

         The principal place of business of the Partnership shall be at 919 North Market Street, Wilmington, DE 19801, and or at such other place within or without the State of Delaware as the General Partner hereafter may designate in writing to the Limited Partners.

2.4      PURPOSE.

         The purpose and character of the business of the Partnership is to invest the funds of the Partnership in various investments, seeking substantial capital appreciation. In seeking to achieve its investment objective, the Partnership, subject to the limitations described herein, may enter into high risk investment opportunities of all kinds in all markets globally, directly or indirectly, including without limitation:

             (a) investing in equity and debt securities of all types, whether subordinated or unsubordinated, issued by companies or other issuers, secured or unsecured, rated or unrated, listed or unlisted, or denominated in U.S. dollars or other currencies;

             (b) participating in venture capital and growth equity activities and other special situations;

             (c) investing in joint ventures, pooled investment vehicles or similar entities managed or organized by third parties in which Mellon Ventures Inc. has an active role in such entity's investment activities;

             (d) investing in work-outs and special situations; and

             (e) making short-term investments in mezzanine equity and debt securities and bridge loans or other short-term instruments.

         The Partnership will co-invest with the Investment Partnerships on a pro rata basis and will generally receive an interest in all of the investments committed to during the Investment Period pursuant to the terms of the Co-Investment Agreement (other than Excluded Investments).

2.5      TERM.

             (a) The partnership shall continue until the close of business on December 31, 2025, unless the partnership is dissolved prior to such date or dates pursuant to the provisions of Article 11 hereof or as otherwise provided by operation of law.

             (b) No Limited Partner's death, incapacity or status as a debtor in a bankruptcy case, resignation or retirement from the Mellon Group or other termination of employment with any member of the Mellon Group shall result in the dissolution or termination of the Partnership as among the remaining Partners.

2.6      CONVERSION TO CORPORATE FORM.

         In the event of changes in the law, regulations or interpretations applicable to the Partnership or its operations or changes in other circumstances which, in the sole judgment of the General Partner, render it desirable or helpful for the business of the Partnership to be conducted in a corporate or limited liability company, rather than in a partnership form, the General Partner, without the approval of the Limited Partners, shall have the power to incorporate or organize the Partnership as a limited liability company or take such other action as it may deem advisable in light of such changed conditions, including, without limitation, dissolving the Partnership, transferring its assets as an entirety to a successor investment vehicle or causing it to merge with a successor investment vehicle.

                                   ARTICLE III

                    GENERAL PARTNER; RELATIONSHIP WITH MELLON

3.1      GENERAL PARTNER; MANAGEMENT OF GENERAL PARTNER.

         Mellon Ventures Fund Holding Corporation is the sole general partner of the Partnership. The General Partner will have complete control of the Partnership's business. Such control shall be exercised by Mellon Ventures Fund Holding Corporation, in its capacity as general partner of the Partnership, by the appropriate officers of the General or their designees or agents.

3.2      NO COMPENSATION OF OFFICERS AND DIRECTORS; EXPENSES.

             (a) No compensation shall be paid by the Partnership to the General Partner for its services as General Partner and officers, employees and directors thereof, respectively.

             (b) The costs and expenses incurred on behalf of the Partnership with respect to the organization of the Partnership, pre-offering activities and offering activities and the selling of Units including, but not limited to, travel, telephone, postage, legal and accounting expenses, shall be paid by the General Partner. Except as otherwise provided herein to the contrary, the General Partner will bear all other expenses of its operations including fees and expenses of attorneys, accountants and experts, commitment and investment banking fees, and interest and all expenses related to investments or potential investments and to the acquisition, holding and sale or other disposition of investments.

3.3      ADMINISTRATIVE SERVICES.

         The day-to-day operations of the Partnership will be managed by Mellon Ventures, Inc. pursuant to such administrative services arrangements as the General Partner may enter into.

3.4      SERVICES BY MELLON; CHARGES AND EXPENSES.

         In connection with the investment activities of the Partnership, Mellon Group may be entitled to receive certain fees, brokerage commissions or other benefits from purchasers, sellers and portfolio companies including other investment partnerships, funds or pooled investment vehicles) in connection with services rendered to these companies, including strategic and financial advisory services, interim acquisition financing and other lending and underwriting or placement of securities, which fees may be higher or lower than competitive market rates.

3.5      RELATED PARTNERSHIPS.

         The General Partner and any of its Affiliates in the future may serve as the general partner of other partnerships formed for the benefit of officers and employees of the Mellon Group, which partnerships may have the same or a similar purpose and may invest or propose to invest in the same types of investments as the Partnership.

                                   ARTICLE IV

                                LIMITED PARTNERS

4.1      LIMITED PARTNERS.

             (a) The General Partner is authorized to admit Limited Partners to the Partnership pursuant to the terms of the Memorandum and this Agreement and upon execution and delivery by each Limited Partner of a subscription agreement and such other documents as the General Partner deems necessary or advisable, each in form satisfactory to the General Partner, relating to the Units. The manner of the offering of the Units, the terms and conditions under which subscriptions for such Units will be accepted, and the manner of and conditions to the sale of Units to subscribers therefor will be as provided in this Agreement and in the Memorandum and the various subscription agreements between the Partnership and each Limited Partner, and subject to any provisions of any of them. A person shall be admitted as a Limited Partner on the day his or her admission is reflected on the books and records of the Partnership.

             (b) Notwithstanding subsections 4.2(a), the General Partner shall not accept subscriptions after January 14, 2000 or admit additional Limited Partners to the Partnership whose subscriptions were not submitted prior to such date.

4.2      LIST OF LIMITED PARTNERS.

         The name, residence and business address of each Limited Partner and the amount of such Limited Partner's Capital Contribution is set forth on Schedule A hereto, as amended from time to time.

4.3      NO MANAGEMENT BY LIMITED PARTNERS.

         No Limited Partner as such shall take part in the management of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. Limited Partners will not participate in any investment decisions made on behalf of the Partnership.

4.4      LIMITATION ON TRANSFER OF LIMITED PARTNERS' UNITS.

         Except as set forth in Article 10 herein, no Limited Partner shall, directly or indirectly, Transfer any Units.

                                    ARTICLE V

                              LIABILITY OF PARTNERS

5.1      GENERAL PARTNER.

         Except as provided in Section 11.2 (e), the General Partner shall not be required to contribute to the capital or, or lend, the Partnership any funds in excess of 3.1111 times the Limited Partners' aggregate Capital Contributions. Neither the General Partner nor any of its Affiliates shall have any personal liability for the return or repayment of the Capital Contributions of any Limited Partner.

5.2      LIMITED PARTNERS.

         Except as otherwise provided under Delaware law, no Limited Partner shall be liable for the debts, liabilities, contracts or any other obligations of the Partnership, except to the extent of such Limited Partner's Capital Contribution, or for the debts or liabilities of any other Partner. No Limited Partner shall be required to lend the Partnership any funds.

                                   ARTICLE VI

               POWERS OF GENERAL PARTNER; PROHIBITED TRANSACTIONS
                  AND RESTRICTIONS; DUTIES OF GENERAL PARTNER;
                        INDEMNIFICATION AND CONTRIBUTION.

6.1      POWERS.

             (a) In addition to and not in limitation of any rights and powers conferred by law or other provisions of the Agreement, and except as limited, restricted or prohibited by the express provisions of this Agreement, the General Partner shall have and may exercise on behalf of the Partnership all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purpose and business of the Partnership. These powers shall include, without limitation, the following powers:

                  (i) to borrow money in the name of the Partnership for use in the Partnership business, and, if security is required therefor, to mortgage or subject to any other security device any portion of the assets of the Partnership, to obtain replacements of any mortgage or other security device, and to prepay, in whole or in part, refinance, increase, modify, consolidate or extend any mortgage or other security device;

                  (ii) to enter into transactions and make investments with or through Affiliates of the General Partner and to participate in investment transactions sponsored, managed or underwritten by Affiliates of General Partner or in entities as to which Affiliates of the General Partner serve as investment adviser or placement agent;

                  (iii) to purchase interests in entities sponsored, managed or underwritten by Affiliates of the General Partner, or in which Affiliates of the General Partner have an interest, including, but not limited to, limited partnership interests in limited partnerships in which such Affiliates serve as general partner;

                  (iv) to make temporary investments of Partnership capital in all types of securities, including, without limitation, deposits with members of the Mellon Group, short-term United States government and agency securities, certificates of deposit, interest-bearing deposits in United Stated banks, securities issued by or on behalf of states, municipalities and their instrumentalities, prime-grade commercial paper, repurchase agreements with respect to any of the foregoing, and prime-grade commercial paper issued by other investment companies;

                  (v) to buy and sell securities and open brokerage and other accounts with entities including with Affiliates of the General Partner;

                  (vi) to enter into the Co-Investment Agreement, the Administration Agreement (if necessary) and other contracts (including, without limitation, insurance policies and contracts, of any type and coverage) and make commitments on behalf of the Partnership and, in general, to do and perform everything which may be necessary, advisable, suitable or proper for the conduct of the Partnership's business and for the carrying out of the purposes and objects herein before enumerated, including the delegation to any person or persons of such functions and authority as the General Partner may determine; and

                  (vii) to employ attorneys and accountants to represent and audit the books of the Partnership, which attorneys and accounts may also serve as counsel and auditors to the General Partner and any of its Affiliates.

             (b) Any person not a party to this Agreement dealing with the Partnership shall be entitled to rely conclusively upon the power and authority of any officer or director of the General Partner to bind the Partnership in all respects, and to execute agreements, instruments and other writings on behalf of and in the name of the Partnership.

6.2      RESTRICTIONS ON THE AUTHORITY OF THE GENERAL PARTNER.

         Without the approval of a majority in interest of the Limited Partners, the General Partner shall not have the authority to alter the purpose of the Partnership.

6.3      DUTIES.

             (a) Other than with respect to temporary investments, and after setting aside suitable reserves, the General Partner shall invest the Capital Contributions of the Partners and reinvest the revenues of the Partnership in accordance with the purposes of the Partnership, monitor the investments of the Partnership and manage the related affairs of the Partnership.

             (b) Except as otherwise expressly provided herein, the General Partner shall take all action that may be necessary or appropriate for the continuation of the Partnership's valid existence as limited partnership under the laws of the State of Delaware, and for the acquisition, holding and disposition, in accordance with the provisions of this Agreement and applicable laws and regulations, of the investments of the Partnership.

             (c) The General Partner shall prepare or cause to be prepared and shall file on or before the due date for any extension thereof) any United States federal, state or local tax returns required to be filed by the Partnership. The General Partner shall cause the Partnership to pay from Partnership funds any taxes payable by the Partnership.

             (d) The General Partner shall be under a fiduciary duty and obligation to conduct the affairs of the Partnership in the best interest (or not opposed to the best interest) of the Partnership, including the safekeeping and use of all Partnership funds and assets (whether or not in the immediate possession or control of the General Partner) for the benefit of the Partnership. The General Partner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Partnership and in resolving conflicts of interest.

             (e) The General Partner may delegate or assign any action which may be or is required to be taken by the General Partner to any third party, including without limitation, an Affiliate of the General Partner.

6.4      EXCULPATION, INDEMNIFICATION AND CONTRIBUTION.

         Neither the General Partner, any of its officers, employees, directors or, agents (including any partners or principals, of Mellon Ventures and its Affiliates) nor any person who controls the General Partner (a "control person") within the meaning of Section 15 of the Securities Act of 1933, as amended, shall be liable to the Partnership or the Limited Partners for any act or failure to act relating in any way to the Partnership, its assets, business or affairs so long as such act or failure to act does not (a) have a material adverse effect of the Partnership; and (b) constitute such person's willful misconduct bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Partnership or such person's office. The General Partner and its officers, employees, directors, agents, representatives and control persons shall be indemnified by the Partnership to the fullest extent permitted by law for any and all losses, claims, damages and expenses arising our of or incurred in connection with any claim, action or demand against the General Partner, the Partnership or any such indemnified person relating to the Partnership, its assets, business or affairs (including, without limitation, attorneys' fees and expenses and any amounts paid in settlement or compromise of any such claim, action or demand); provided, however, that the foregoing indemnification shall not apply if a court of competent jurisdiction makes a final decision that such claim, action or demand resulted directly from such indemnified person's willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Partnership or such person's office.

6.5      GENERAL PARTNER LOANS.

         Notwithstanding the provisions of Section 3.4, in the event that the Partnership at any time lacks sufficient funds to meet its financial obligation, the General Partner shall have the right to, but shall not be required to, lend money to the Partnership on terms, including interest rates, that are fair and reasonable to the Partnership (but in no event less than the rate required under United States tax law to avoid compensation income to the Limited Partners) without any approval of the Limited Partners. The General Partner may execute written agreements governing any such loans on behalf of the Partnership.

                                   ARTICLE VII

                 CAPITAL CONTRIBUTIONS AND ACCOUNTS; NO FURTHER
           CONTRIBUTIONS REQUIRED; INTEREST; ACCOUNTING AND VALUATION

7.1      CAPITAL CONTRIBUTIONS AND ACCOUNTS.

             (a) Subscriptions for Units shall be accepted or rejected by the General Partner as it determines in its sole discretion. Each Unit represents a Capital Commitment of $37,500. The Capital Contribution of each Limited Partner is one Unit ($37,500). The payment for each Unit is due and payable 50% on February 18, 2000 and 50% on August 18, 2000. The General Partner may invest such Capital Contributions in temporary investments until needed to fund one or more Partnership investments. Any Capital Contributions made to the Partnership by a Limited Partner must be paid in cash. The obligation of a Limited Partner to pay the purchase price for such Limited Partner's Units in full shall be limited by the provisions of this Section 7.1(a) and Section 10.4. The Partner's Capital Contributions will be used to fund the Partnership's share of investments other than Excluded Investments made by or on behalf of the Investment Partnerships by Mellon Ventures and which are (i) acquired by one or more of such Investment Partnerships during the Investment Period; or (ii) made out of reserves which were created for follow-on investments to investments made during the Investment Period. The General Partner may decide not to make or participate in any further investments at any time in its sole discretion.

             (b) Pending the making of investments for which the Partnership requires capital, payments for the purchase price of each Limited Partner's Units may be invested in temporary investments as the General Partner determines. Amounts invested in temporary investments may not be subject to redemption by Limited Partners, although income earned from temporary investments may be distributed to the Limited Partners in the General Partner's sole discretion. The General Partner will dispose of temporary investments from time to time as needed to fund specific Partnership investments or otherwise fund Partnership expenses. Amounts held at the end of the Investment Period that have not been used for Partnership purposes and which the Partnership has not committed for future use shall be distributed to the Limited Partners in proportion to their allocable share of amounts originally contributed to the Partnership.

             (c) The General Partner shall contribute to the capital of the Partnership an amount equal to 3.1111 the aggregate amount contributed by the Limited Partners. The General Partner shall make its Capital Contributions at the time the Partnership funds its investments. A portion of the General Partner's Capital Contribution equal to three times the aggregate amount of the Limited Partner's Capital Contribution (the "Preferred Capital Contribution") will receive the benefit of a preferred return (the "Fixed Return"), at the rate of 8% per annum, compounded annually.

             (d) A separate capital account ( the "Capital Account") shall be established and maintained for each Partner. The Capital Account of each Partner shall be credited with such Partner's Capital Contributions, all Profits allocated to such Partner pursuant to Section 8.1 and any items of income or gain which are specifically allocated pursuant to Section 8.2 and shall be debited with all Losses allocated to such Partner pursuant to Section 8.1 any items of loss or deduction of the Partnership specially allocated to such Partner pursuant to Section 8.2, and all cash and the Carrying Value of any property (net of liabilities assumed by such Partner and the liabilities to which such property is subject) distributed by the Partnership to such Partner. To the extent not provided for in the preceding sentence, the Capital Accounts of the Partners shall be adjusted and maintained in accordance with the rules of Treasury Regulations Section 1.704-1 (b)(2)(iv), as the same may be amended or revised; provided that such adjustment and maintenance does not have a material adverse effect on the economic interests of the Partners. Any references in any section of this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above. In the event of any Transfer of any interest in the Partnership in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

7.2      FURTHER CAPITAL CONTRIBUTIONS.

         No Limited Partner shall be required to purchase additional Units or make any Capital Contribution to the Partnership in excess of such Limited Partner's initial Capital Contributions.

7.3      INTEREST.

         No Limited Partner shall receive interest on amounts credited to such Limited Partner's Capital Account

7.4      ACCOUNTING PERIODS AND TAXABLE YEARS.

         An accounting period and taxable year shall mean the calendar year, except that the last accounting period and taxable year shall mean the period ending with the termination of the Partnership.

                                  ARTICLE VIII

                                   ALLOCATIONS

8.1      ALLOCATION OF PROFITS AND LOSSES; OTHER ALLOCATIONS.

             (a) Except as otherwise provided in this Agreement, Profit or Loss of the Partnership for each taxable year shall be allocated annually at the end of the Partnership's fiscal year in the following order and priority:

                  (i) Profits of the Partnership generally will be allocated as follows:

                      (A) first, to the General Partner to the extent the Losses previously allocated to it pursuant to clause (ii)(C) of this
             Section 8.1 are in excess of Profits previously allocated to it pursuant to this clause (i)(A);

                      (B) then, 90% to the Limited Partners and 10% to the
             General Partner to the extent that losses previously allocated pursuant to paragraph (ii)(C) below are in excess of profits previously allocated to, then pursuant to this paragraph (i)(B);

                      (C) then, 100% to the General Partner until the cumulative
             Profits allocated to the General Partner pursuant to this paragraph
             (i)(C) equals an amount equal to the Fixed Return; and

                      (D) thereafter, any remaining Profits shall be allocated
             90% to the Limited Partners and 10% to the General Partner.

                  (ii) Losses of the Partnership generally will be allocated as follows:

                      (A) first, 90% to the Limited Partners and 10% to the
             General Partner in an amount equal to the excess, if any, of (x) the cumulative Profits previously allocated to the Partners pursuant to clause (i)(D) above over (y) the cumulative Losses previously allocated to the Partners pursuant to this clause
             (ii)(A);

                      (B) then, 90% to the Limited Partners until the Limited
             Partners' Capital Accounts are reduced to zero and 10% to the General Partner; and

                      (C) thereafter, 100% to the General Partner;

         provided, however, that in no event shall Losses be allocated to the Limited Partners if the effect of such allocation would reduce their Capital Accounts to below zero.

             (b) As provided further in Section 10.4(a), allocations of Profits and Losses which would otherwise be made to a Limited Partner pursuant to the foregoing may instead be made to the General Partner with respect to the Unvested Interest of such Limited Partner whose employment with a member of the Mellon Group has terminated other than due to such Limited Partner's death or Disability.

8.2      SPECIAL ALLOCATION PROVISIONS.

         Notwithstanding anything to the contrary in this Agreement, the following special allocations shall be made:

             (a) Minimum Gain Chargeback. Notwithstanding any other provision in this Article 8, if there is a net decrease in Partnership minimum gain or partner nonrecourse debt minimum gain (determined in accordance with the principles of Treasury Regulations Sections 1.704-2(d) and 1.704-2(i)) during any Partnership taxable year, the Partners shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f). this Section 8.2(a) is intended to comply with the minimum gain chargeback requirements in such Treasury Regulations Sections and shall be interpreted consistently therewith, including that no chargeback shall be required to the extent of the exceptions provided in Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).

             (b) Qualified Income Offset. In the event any Limited Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to such Limited Partner in an amount and manner sufficient to eliminate the deficit balance in his or her Capital Account created by such adjustments, allocations or distributions as promptly as possible.

             (c) Gross Income Allocation. In the event any Limited Partner has a deficit Capital Account at the end of any Fiscal Year which is in excess of the amounts such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5), each such Limited Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 8.2(c) shall be made only if and to the extent that a Limited Partner would have a deficit Capital Account in excess of such amount after all other allocations provided for in this
Article 8 have been tentatively made as if Section 8.2(a) and this Section 8.2(c) were not in this Agreement.

             (d) Nonrecourse Deductions. Nonrecourse Deductions shall be allocated 10% to the General Partner and 90% among the Limited Partners in accordance with their respective Capital Account balances.

             (e) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated to the Partner who bears the economic risk of loss with respect to the liability to which such Partner Nonrecourse Deductions are attributable in accordance with U.S. Treasury Regulations Section 1.704-2(j).

8.3      TAX ALLOCATIONS.

         For income tax purposes only, each item of income, gain, loss and deduction of the Partnership shall be allocated among the Partners in the same manner as the corresponding items of Profits and Losses and specially allocated items are allocated for Capital Account purposes: provided that in the case of any Partnership asset, the Carrying Value of which differs from its adjusted tax basis for United States federal income tax purposes, income, gain, loss and deduction with respect to such asset shall be allocated solely for income tax purposes in accordance with the principles of Sections 704(b) and (c) of the Code (in any manner determined by the General Partner) so as to take account of the difference between Carrying Value and adjusted basis of such asset.

8.4      ALLOCATION AMONG LIMITED PARTNERS; TRANSFERS.

             (a) Profits and Losses allocated to Limited Partners will be apportioned among each Limited Partner based upon a fraction, the numerator of which is the Capital Contributions by such Limited Partner (or his or her predecessor in interest) and the denominator of which is the aggregate Capital Contributions of all Limited Partners, taking into account any change in such ratio during the period.

             (b) In the event of a permitted Transfer of a Unit or the termination or reduction of a Partner's interest in the Partnership during a taxable year of the Partnership, allocations of income, gain, loss, deductions and credits of the Partnership will be based on an interim closing of the Partnership's books.

8.5      TAX ELECTIONS.

         The General Partner is hereby authorized and empowered to make on behalf and in the name of the Partnership any election, and to prepare or have prepared, to execute or have executed and to file, on behalf and in the name of the Partnership, any returns, applications and other instruments and documents, under the Code and the regulations thereunder, as in effect from time to time, which the General Partner determines in its sole discretion are desirable or advisable in connection with determining such allocations.

8.6      OTHER ALLOCATION PROVISIONS.

         The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations. Sections 8.1 to 8.6 may be amended at any time by the General Partner, if necessary, in the opinion of the General Partner, to comply with such regulations.

                                   ARTICLE IX

                            DISTRIBUTIONS; WITHDRAWAL

9.1      GENERAL PARTNER DISCRETION.

         Distributions may be made in cash or in kind in the General partner's sole discretion. The General Partner may in its sole discretion offer Limited Partners the right to elect whether to receive cash or in kind distributions in connection with any distribution and, following any such election, may (but shall not be required to) make a distribution to some Limited Partners in cash and to others in kind. The General Partner shall have no obligation to make cash or non-cash distributions to the Limited Partners prior to termination of the Partnership, and may invest the earnings on and proceeds of any of the Partnership's investments in temporary investments in its sole discretion. The General Partner in its sole discretion will determine the aggregate amount of and payment dates for any cash and non-cash distributions to Partners after establishing such reasonable reserves as the General Partner deems appropriate in its sole discretion for working capital contingencies or other items and for the satisfaction of liabilities (including, without limitation, contingent liabilities and the Fixed Return) as they come due or may come due.

9.2      DISTRIBUTIONS.

             (a) Distributions from the Partnership generally will be made in the following order and priority:

                  (i) first, to each Partner to the extent of available cash in an amount equal to 28% of the taxable income allocated by the Partnership to each such Partner for the current taxable year; provided that the General Partner in its sole discretion may adjust such percentage to take into account changes in income tax rates applicable to individuals and/or the tax rates applicable to Profits or for any other reason;

                  (ii) second, 100% to the General Partner until the amount received by the General Partner pursuant to this clause (ii) is equal to (x) the Fixed Return and (y) its aggregate Preferred Capital Contributions; and

                  (iii) thereafter, 90% to the Limited Partners and 10% to the General Partner;

         provided, that amounts distributed pursuant to clause (i) shall be taken into account in determining the amounts distributable under clauses (ii) and (iii).

             (b) Distributions to Limited Partners will be apportioned among each Limited Partner based upon a fraction, the numerator of which is the Capital Contributions by such Limited Partner (or his or her predecessor in interest) and the denominator of which is the aggregate Capital Contributions of all Limited Partners, taking into account any change in such ratio during the period.

             (c) As provided further in Section 10.4(a), distributions which would otherwise be made to a Limited Partner pursuant to the foregoing may instead be made to the General Partner with respect to the Unvested Interest of such Limited Partner whose employment with a member of the Mellon Group has terminated other than due to such Limited Partner's death or Disability.

9.3      NON-CASH DISTRIBUTIONS.

         Whenever possible, non-cash distributions, including distributions under Section 11.2(c), shall be made pro rata among the Partners in accordance with the terms of Section 9.2. The value of any non-cash assets that are distributed shall be determined by the General Partner in accordance with
Section 12.4 hereof.

9.4      WITHHOLDING.

         The Partnership shall withhold from any amounts otherwise distributable to any Partner the amounts required by law to be withheld for income tax or other purposes; any amounts so withheld shall be treated as having been distributed to such Partner for all purposes of this Agreement.

9.5      WITHDRAWAL.

         No Partner shall have the right to withdraw such Partner's Capital Contribution or any part thereof from the Partnership or to receive a return of such Partner's Capital Contribution or any part thereof except upon termination and dissolution of the Partnership, except as may be permitted by the General Partner in its sole discretion.

                                    ARTICLE X

                     TRANSFERABILITY OF INTERESTS; VESTING;
                            TERMINATION OF EMPLOYMENT

10.1     RESTRICTIONS AND CONDITIONS ON TRANSFERS OF UNITS.

             (a) No direct or indirect sale, exchange, transfer, assignment, pledge, creation of a security interest in, or encumbrance on, or other disposition by a Limited Partner of all or any portion of such Limited Partner's Units or any economic interest therein (including without limitation by means of any participation or swap transaction (each, a "Transfer")) shall be made except with the prior written consent of the General Partner (which consent may be withheld in the sole discretion of the General Partner), and then only to Immediate Family Members of the transferor Limited Partner, trusts or to other investment vehicles established for the benefit of the Limited Partner or his or her Immediate Family Members or to the General Partner. The General Partner may transfer its interest in the Partnership to Mellon or its Affiliates.

             (b) Any Transfer otherwise permitted under this Article 10 may only be made if:

                  (i) such Transfer, when added to the total of all other Transfers of Units within the preceding twelve months, would not result in the Partnership being considered to have terminated within the meaning of Section 708 of the Code;

                  (ii) such Transfer would not violate any United States securities laws or any state securities or "blue sky" laws (including any investor suitability standards or the laws of any jurisdiction outside the United States) applicable to the Partnership or the Units to be Transferred; and

                  (iii) such Transfer would not cause the Partnership to lose its status as a partnership for United States federal income tax purposes.

             (c) The General Partner, each Limited Partner, the Partnership and their respective officers, directors, agents and control persons shall be indemnified by a Limited Partner (the "Transferring Limited Partner") to the fullest extent permitted by law for any and all losses, claims, damages and expenses arising out of or reasonably incurred in connection with any claim, action or demand against the General Partner, the Partnership or any such indemnified person relating to the Partnership, its properties, business or affairs (including, without limitation, attorneys' fees and expenses and any amounts paid in settlement or compromise of any such claim, action or demand) against expenses for which the Partnership, the General Partner or such other person has not otherwise been reimbursed (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by them in connection with such action, suit or proceeding and arising out of, relating to, or in connection with, any Transfer of all or any portion of such Transferring Limited Partner's Units, or in connection with the admission of a substituted Limited Partner to the Partnership; provided, however, that the foregoing indemnification shall not apply if a court of competent jurisdiction makes a final decision that such claim, action or demand resulted primarily from such indemnified person's willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Partnership or such person's office.

             (d) Subject to Section 10.4, no Unit may be subdivided into fractional Units.

10.2     ASSIGNEES.

             (a) The Partnerships shall not recognize for any purpose any purported Transfer of all or any portion of the Units of a Limited Partner unless the provisions of Section 10.1 shall have been complied with and there shall have been filed with the Partnership a Transfer Application, in form satisfactory to the General Partner, executed and acknowledged by both the seller, transferor or assignor and the purchaser, transferee or assignee and such Transfer Application (i) contains the acceptance by the purchaser, transferee or assignee of all of the terms and provisions of this Agreement;
(ii) represents that such Transfer was made in accordance with all applicable laws and regulations; and (iii) contains the purchaser's, transferee's or assignee's power of attorney identical to that provided in Section 13.1 and, in addition, appoints the General Partner his or her attorney-in-fact to execute this Agreement on behalf of such purchaser, transferee or assignee. Any Transfer shall be recognized by the Partnership as effective as of the date on which such Transfer Application is filed with the Partnership.

             (b) Any Limited Partner who shall assign all of his or her Units shall not cease to be a Limited Partner unless and until a substituted Limited Partner is admitted in his or her stead.

             (c) A person who is the assignee of all or any portion of the Units of a Limited Partner, but does not become a substituted Limited Partner and desires to make a further assignment of such Units, shall be subject to all the provisions of this Article 10 to the same extent and in the same manner as any Limited Partner desiring to effect a Transfer of his or her Units.

10.3     SUBSTITUTED LIMITED PARTNERS.

             (a) No Limited Partner shall have the right to substitute a purchaser, assignee, transferee, donee, heir, legatee, distributee or other recipient of all or any portion of such Limited Partner's Units as a Limited Partner in his or her place. Any such purchaser, assignee, transferee, donee, heir, legatee, distributee other recipient of Units shall be admitted to the Partnership as a substituted Limited Partner only (i) with the consent of the General Partner, which consent shall be granted or withheld in the sole and absolute discretion of the General Partner and may be arbitrarily withheld; and
(ii) by an amendment to Schedule A to this Agreement executed by all necessary parties and recorded, as and to the extent required by law, in the proper records of each jurisdiction in which such recordation is necessary to qualify the Partnership to conduct business or to preserve the limited liability of the Limited Partners. The Limited Partners hereby consent to the submission of a substituted Limited Partner who admission has been consented to by the General Partner. Any such consent by the General Partner and the Limited Partners may be evidenced by the execution by the General Partner of an amendment to this Agreement on its behalf and on behalf of all Limited Partners evidencing the admission of such person as a Limited Partner and the making of any filing required by law.

             (b) To the extent required by law, the General Partner shall file an amended certificate of limited partnership with the appropriate authorities of each state in which the Partnership transacts business for the purpose of adding as substituted Limited Partners all assignees of Units previously approved by the General Partner for admission as substituted Limited Partners and deleting any person who is no longer a Limited Partner or reflecting accurately Capital Contributions of the Limited Partners or to receive any interest thereon.

             (c) No person shall become a substituted Limited Partner until such person shall have delivered a Transfer Application as provided in Section 10.2(a) and become a party to this Agreement. For the purpose of allocating profits, losses and distributable cash, a person shall be treated as having become and as appearing in the records of the Partnership as a Limited Partner on such date as the Transfer to such person was recognized by the Partnership pursuant to Section 10.2(a).

10.4     TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY OF LIMITED PARTNER.

             (a) Generally. If prior to January 1, 2005, a Limited Partner's employment with a member of the Mellon Group is terminated for any reason (other than termination of employment for Cause, or due to such Limited Partner's death or Retirement) (a "Terminated Partner"), then the General Partner will have the right, exercisable in its sole discretion by written notice sent by certified mail (or its equivalent) or via overnight courier to such Limited Partner (or his or her Representative) within 60 days following such termination of employment, to allocate and distribute Profits and Losses that are realized after the date of termination in respect of the unvested portion of such Limited Partner's interest in the Partnership (the "Unvested Interest"), including allocations pursuant to Article 8 and distributions pursuant to Article 9, to the General Partner. Unvested Interest shall be determined according to the following schedule (the "Vesting Schedule"):

If such Termination or Determination occurs -


                                                  PERCENTAGE OF PROFITS           PERCENTAGE OF
                                                    INTEREST THAT IS            UNVESTED PROFITS
  ON OR AFTER             BUT ON OR PRIOR TO             VESTED                     INTEREST
  -----------             ------------------             -------                    --------
  Immediately             December 31, 2002                 25%                         75%
January 1, 2003           December 31, 2003               62.50%                      37.50%
January 1, 2004           December 31, 2004               81.25%                      18.75%
January 1, 2005                                            100%                         0%

provided that upon a Limited Partner's termination of employment prior to January 1, 2005 due to such Limited Partner's death, or Retirement such Limited Partner's Units will immediately become fully vested, and provided further that the General Partner shall have authority to accelerate (but not otherwise modify) the Vesting Schedule at any time, for any and all of the Limited Partners, in its sole discretion.

         If the General Partner does not exercise its right to allocate the Unvested Interest, the Unvested Interest will remain subject to, and continue to vest in accordance with the Vesting Schedule. To the extent a Limited Partner's interest in the Partnership has vested, such Limited Partner will be entitled to continue to share in distributions and allocations of Partnership income, gain, loss, expense or deduction; a Limited Partner whose Unvested Interest is reallocated as described above will forfeit the related portion of his or her interests in such items.

         The General Partner in its sole discretion may assign all or any part of its right to allocate to itself any Unvested Interest to any of its Affiliates or any Eligible Investor (including, without limitation, any Limited Partner).

             (b) Termination for Cause. In the case of a termination of a Limited Partner's employment for Cause, the General Partner shall have the right, exercisable in its sole discretion, to allocate and distribute all Profits and Losses relating to such terminated Limited Partner's Units (except the initial 25% of such Profits and Losses that vest immediately) to the General Partner, including all profits and losses (except such initial 25% Interest) allocated to such terminated Limited Partner prior to the date of termination and to make appropriate reallocations of the Capital Account of such terminated Limited Partner to reflect any previous allocations that have not been distributed. The terminated Partner will continue to receive allocations and distributions of 25% of the Partnership Profits and Losses applicable to such Limited Partner's Units. In such event of termination, the Limited Partner will not be required to return to the Partnership any cash or assets that were distributed prior to the date of termination.

             (c) Acceleration of Vesting. Upon a Limited Partner's termination of employment due to such Limited Partner's death or Retirement or upon a Change of Control or in the event of Disability, such Limited Partner's Units will immediately become fully vested.

             (d) Death, Incompetency, Bankruptcy. If a Limited Partner dies or becomes an adjudicated incompetent (or equivalent under the laws of any jurisdiction other than the United States) or bankrupt, as the case may be, then for purposes of this Agreement the Representative shall have all the rights of a Limited Partner for the purpose of settling or managing the Units of such Limited Partner, and such power as such Limited Partner possessed to assign all or any part of such Limited Partner's Units and to join with such assignee in satisfying conditions precedent to such assignee becoming a substituted Limited Partner as provided in Section 10.3; provided that the Representative may not become a Limited Partner.

10.5     DISPOSITION OF GENERAL PARTNER'S INTEREST.

         The General Partner shall not dispose of its interest in the Partnership as a general partner. No disposition of the General Partner's interest shall be effective, and the General Partner shall not cease to be a general partner of the Partnership.

                                   ARTICLE XI

                 DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP

11.1     EVENTS CAUSING DISSOLUTION.

         The Partnership shall be dissolved upon the expiration of its term as set forth in Section 2.5 hereof, or sooner upon the happening of any of the following events:

             (a) the resignation, withdrawal, dissolution or bankruptcy of the General Partner or the occurrence of any other event that causes the General Partner to cease to be a general partner of the Partnership under the Act: provided that the Partnership shall not be dissolved or required to be wound up upon the happening of such event if (i) at the time of such event there is at least one remaining general partner of the Partnership and such remaining general partner carries on the business of the Partnership or (ii) within 90 days after such event, all remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event of one or more additional general partners;

             (b) the insolvency or bankruptcy of the Partnership; or

             (c) the conversion of the Partnership to corporate form pursuant to
Section 2.6 hereof.

         Dissolution of the Partnership shall be effective on the date on which the event giving rise to the dissolution occurs, but the Partnership shall not terminate until the Partnership's certificate of limited partnership has been canceled and the assets of the Partnership have been distributed as provided in
Section 11.2.

11.2     LIQUIDATION.

             (a) Upon dissolution of the Partnership, its liabilities shall be paid in the order provided herein. The General Partner shall cause Partnership assets to be sold in such manner as the General Partner shall determine in its sole discretion and as permitted by applicable law, purchase from the Partnership any Partnership investments upon which there are significant restrictions or for which another purchaser willing to pay fair market value is not readily obtainable. Payment of the fair market value of any such investment at the time of the transfer determined by the General Partner in accordance with this Section 11.2 shall be deemed fair and reasonable and not a violation of the General Partner's fiduciary duty to the Partnership. Pending sale of Partnership assets, the General Partner shall have the right to continue to operate and otherwise to deal with Partnership assets. In the event that the General Partner has resigned, withdrawn, dissolved or is bankrupt, or has otherwise ceased to be a general partner of the Partnership, the majority in interest of the Limited Partners shall elect a person (the "liquidating trustee") who is hereby authorized to perform the functions of the General Partner in liquidating the assets of the Partnership and in winding up its affairs.

             (b) Profits and Losses arising from sales upon liquidation shall be allocated in the manner set forth in Article 8. If, over the term of the Partnership, the amounts distributed to the General Partner in respect of the Fixed Return pursuant to Section 9.2(a)(ii)(x) exceed the Profits allocated to the General Partner in respect of the Fixed Return pursuant to Section 8.1(i)(B), then the amount of such excess shall be treated as a guaranteed payment and the Partners' Capital Accounts shall be adjusted accordingly

             (c) Proceeds received upon the liquidation of Partnership assets shall be applied and distributed in the following order:

                  (i) to the payment of debts and liabilities of the Partnership (whether by payment or establishment of reasonable reserves), including those to Partners who are creditors, to the extent required by law, in the order of priority as provided by law, and to the payment of the expenses of liquidation.

                  (ii) if not paid pursuant to clause 11.2(c)(i), to the payment of the General Partner of the unpaid balance and interest on its loans, if any, to the Partnership.

                  (iii) if not paid pursuant to clause 11.2(c)(i), to the payment to the General Partner of the Fixed Return which payment shall be treated as a guaranteed payment to the extent it exceeds Profits allocated to the General Partner pursuant to Section 8.1(a)(B).

                  (iv) to the payment to the General Partner of its unreturned Preferred Capital Contributions, and

                  (v) to the Partners any cash and non-cash assets pro rata in accordance with their positive Capital Account balances to the extent thereof (after giving effect to any allocation of Profits or Losses arising from sales upon liquidation).

         Any reserves established by the General Partner or any liquidating trustee pursuant to clause (i) above shall be paid over by the General Partner or the liquidating trustee, as the case may be, to an escrow agent who is not an Affiliate of any Partner, with instructions to discharge any of the liabilities and obligations referred to in such clause (i) and at the expiration of such period as the General Partner or the liquidating trustee, as the case may be, shall provide to distribute any balance then remaining in the manner provided in clauses (ii) through (v) above.

             (d) In the sole discretion of the General Partner, payments in liquidation may be made either in cash or in non-cash assets designated by the General Partner, or partly in cash and partly in non-cash assets. If payment is made in non-cash assets, the value of such assets shall be determined by the General Partner in accordance with Section 12.4 hereof. In the event of any distribution of non-cash assets to any Limited Partner, such Limited Partner agrees, if requested by the General Partner at the time of such distribution, to deliver to the Partnership a letter in form and substance satisfactory to the General Partner, or which may be deemed necessary or desirable by the General Partner, to comply with governmental regulations, including restrictions on the resale of securities.

             (e) In the event that following the final distribution under
Section 11.2(c) above, the General Partner has a deficit balance in its capital account balance, the General Partner shall contribute cash to the Partnership in an amount equal to the deficit balance.

                                   ARTICLE XII

                         BOOKS AND RECORDS; ACCOUNTING;
                      APPRAISAL; TAX MATTERS AND ELECTIONS

12.1     BOOKS AND RECORDS.

         The books and records of the Partnership, including information relating to the sale by the General Partner or any of its Affiliates of securities, property, goods or services to the Partnership, and a list of the name, residence or business address and Units of each Limited Partner, shall be maintained by the General Partner at the office of the Partnership or of the General Partner and shall be available for examination there by any Limited Partner or his or her duly authorized Representative at any and all reasonable times for any purpose reasonably related to the Limited Partner's interest as a limited partner of the Partnership, subject to certain reasonable limitations, to address concerns with respect to, among other things, the confidentiality of certain information. Such information shall be used only for a purpose reasonably related to the Limited Partner's interest as a limited partner of the Partnership. The Partnership may maintain such other books and records and may provide such financial or other statements as the General Partner in its sole discretion deems advisable. In addition, the General Partner shall cause the Partnership to comply with Section 6.2.

12.2     ACCOUNTING BASIS; FISCAL YEAR.

         The books and records and the financial statements and reports of the Partnership shall be kept on such basis as the General Partner shall determine. The fiscal year of the Partnership shall be the calendar year.

12.3     BANK ACCOUNTS.

         The General Partner shall maintain the Partnership bank account and brokerage accounts, and withdrawals shall be made only in the regular course of the Partnership business on such signature or signatures as the General Partner may determine. Temporary investments are deemed activities in the ordinary course of the Partnership business.

12.4     APPRAISAL.

         If at any time the value of one or more non-cash assets of the Partnership is required to be determined under this Agreement, the General Partner shall value such assets, taking into account all relevant factors, including without limitation restrictions on transfer, other legal or contractual restrictions and the costs and expenses of disposition of such assets. In the sole discretion of the General Partner, the valuation of any non-cash assets may be made by independent third parties appointed by the General Partner and deemed qualified by the General Partner to render an opinion as to the value of Partnership assets, using such methods and considering such information relating to such assets as such persons may deem appropriate. The valuation of Partnership assets reflected in an appraisal made in good faith by the General Partner or any adviser or consultant retrained for such purpose shall be conclusive and binding on the Limited Partners.

12.5     REPORTS.

         Within 180 days after the end of each fiscal year, or as soon as practicable thereafter, the General Partner shall send to each person who was a Limited Partner at any time during the fiscal year then ended (i) such tax information as shall be necessary for the preparation by such Limited Partner of his or her United States federal and state income tax returns; (ii) a report of the investment activities of the Partnership during such year; and (iii) financial statements of the Partnership audited by its accountants.

12.6     TAX MATTERS AND ELECTIONS.

             (a) Each Limited Partner hereby appoints and designates the General Partner as tax matters partner of the Partnership, as such term is defined under the Code, and hereby agrees that any action taken by the General Partner in connection with audits of the Partnership under the Code will be binding upon the Limited Partners. Each Limited Partner further agrees that he or she will not treat any Partnership item on his or her individual income tax return in a manner inconsistent with the treatment of the item on the Partnership's tax return and that he will not act independently with respect to tax audits or tax litigation affecting the Partnership, unless, in either case, previously authorized to do so in writing by the General Partner, which authorization may be withheld in the sole discretion of the General Partner.

             (b) As such tax matters partner, the General Partner may cause the Partnership to make all elections required or permitted to be made by the Partnership under the Code (including an election under Section 754 thereof permitting the adjustment in basis of Partnership assets upon the occurrence of certain events such as a sale of Units or the death of a Limited Partner) and not otherwise expressly provided for in this Agreement.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

13.1     APPOINTMENT OF THE GENERAL PARTNER AS ATTORNEY-IN-FACT.

             (a) Each Limited Partner by his or her execution of this Agreement (which execution may be by his or her attorney-in-fact pursuant to a power of attorney contained in a subscription agreement or Transfer Application), hereby makes, constitutes and appoints the General Partner, acting by any of its officers or their designees, his or her true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in his or her name, place and stead to make, execute, sign, acknowledge, swear to, record and file on her or her behalf and on behalf of the Partnership, such documents, instruments and conveyances that may be necessary or appropriate to carry out the provisions or purposes of this Agreement, including without limitation:

                  (i) the original certificate of limited partnership of the Partnership and all amendments thereto required or permitted by law or the provisions of this Agreement including, without limitation, the admission to the Partnership of additional Limited Partners and substituted Limited Partners, and any certificate of cancellation with respect thereto and modifications of Schedule A hereto and all other instruments that the General Partner deems appropriate to reflect a change or modification or amendment of this Agreement in accordance with this Agreement;

                  (ii) all certificates and other instruments deemed advisable by the General Partner to carry out the provisions of this Agreement or to permit the Partnership to become or to continue in the jurisdictions where the Partnership may be doing business as a limited partnership or partnership wherein the Limited Partners have limited liability;

                  (iii) all conveyances and other instruments or papers deemed advisable by the General Partner to effect the dissolution and termination of the Partnership;

                  (iv) all fictitious or assumed name certificates required or permitted to be filed on behalf of the Partnership; and

                  (v) all other instruments, documents, undertakings, certificates, agreements or papers which may be required or permitted by law to be filed on behalf of the Partnership.

             (b) The foregoing power of attorney:

                  (i) is coupled with an interest, shall be irrevocable, shall not be affected by and shall survive the subsequent death, disability, incapacity or incompetence of each Limited Partner;

                  (ii) may be exercised by the General Partner either by signing separately as attorney-in-fact for each Limited Partner or by a single signature of the General Partner acting as attorney-in-fact for all of them or by any other legally acceptable means; and

                  (iii) shall survive the delivery of an assignment by a Limited Partner of the whole or any portion of his or her Units, except that, where the assignee of the whole such Limited Partner's Units has been approved by the General Partner for admission to the Partnership as a substituted Limited Partner, the power of attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, swear to, acknowledge and file any instrument necessary on appropriate to effect such substitution.

             (c) Each Limited Partner shall execute and deliver to the General Partner within five days after receipt of the General Partner's request therefor such further designations, powers-of-attorney and other instruments as the General Partner deems necessary or appropriate to carry out the terms of this Agreement.

13.2     AMENDMENTS OF THIS AGREEMENT.

             (a) Except for any amendment to this Agreement made pursuant to
Section 13.2(c), an amendment to this Agreement may be proposed by the General Partner by submitting to all Limited Partners (i) the text of such amendment and
(ii) a statement of the purpose of such amendment. Subject to paragraph (c) below, the proposed amendment shall be deemed adopted 15 days after the General Partner submits such notice, unless Limited Partners holding two-thirds of the outstanding Units have, by the end of such notice period, delivered their written disapproval thereof to the General Partner.

             (b) Notwithstanding any other provision of this Section to the contrary, no amendment may:

                  (i) expand the obligations of any Partner under this Agreement or convert the Units of any Limited Partner into the interest of a General Partner or adversely affect the limited liability of any Limited Partner, in each case without the approval of such Partner;

                  (ii) amend Section 6.2 or this Section 13.2 without the approval of all Partners; or

                  (iii) modify the method provided in Article 8 or 9 of determining and allocating or distributing, as the case may be, Profits and Losses and distributable cash,

without the approval of the General Partner and Limited Partners holding a majority of the outstanding Units that are adversely affected by such modification.

             (c) In addition to any amendments otherwise authorized hereby, this Agreement may be amended from time to time by the General Partner without the consent of any of the Limited Partners:

                  (i) to add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein;

                  (ii) to cure any ambiguity or correct or supplement any provisions hereof which may be inconsistent with any other provision hereof, or correct any printing, stenographic or clerical errors or omissions; and

                  (iii) amend Schedule A hereto to provide any necessary information regarding any Partner, and additional or successor General Partner or any additional or substituted Limited Partner; provided that no amendment shall be adopted pursuant to this subsection (c) unless
         (x) in the case of any amendment referred to in clause (i) or (ii) of this subsection, such amendment would not adversely alter the Interest of a Limited Partner in connection with the allocation of any income, gains or losses or distributions or the timing thereof without the consent of such Partner and such amendment is otherwise for the benefit of, or not adverse to, the Interests of the Limited Partners and (y) such amendment would not, in the opinion of counsel for the Partnership (which opinion the Limited Partners are legally entitled to rely on), alter, or result in the alteration of, the limited liability of the Limited Partners or the status of the Partnership as a partnership for federal income tax purposes. The General Partner shall send each Limited Partner a copy of any amendment adopted pursuant to this paragraph (c).

             (d) Upon the adoption of any amendment to this Agreement, such amendment or an amended restated Agreement) shall be executed by the General Partner for itself and on behalf of the Limited Partners pursuant to the power of attorney granted in Section 13.1 and, if such amendment affects the certificate of limited partnership of the Partnership under the Act, or any other filing made in any other state, the General Partner, pursuant to the power of attorney granted in Section 13.1, shall execute and file proper amendments and filings in the State of Delaware and in each jurisdiction in which such action is necessary for the Partnership to conduct business or to preserve the limited liability of the Limited Partners.

13.3     ARBITRATION.

         Any dispute, controversy or claim arising out of or in connection with or relating to this Agreement or any breach or alleged breach hereof shall (to the extent not prohibited by governing law) be determined and settled by arbitration in Pittsburgh, Pennsylvania pursuant to the rules then in effect of the American Arbitration Association. Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in the highest court of the forum, state or federal, having jurisdiction.

13.4     NOTICES.

             (a) Except as otherwise specifically provided herein, all notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered or mailed, certified or registered mail, first-class postage paid or via overnight courier or (ii) transmitted via facsimile, if to any Limited Partner, at such Limited Partner's business address, or to such Limited Partner's facsimile number, set forth in the Partnership's records, and if to the Partnership, to the General Partner at the General Partner's address, or to the General Partner's facsimile number, set forth on Schedule A, with a copy to Ronald J. Coombs at the address set forth on Schedule A, or to such other person or address as any Partner shall have last designated by notice to the Partnership, and in the case of a change in address by the General Partner, by notice to the Limited Partners.

             (b) Any notice shall be deemed to have been duly given if personally delivered or sent by mail or by facsimile and will be deemed received, unless earlier received, (i) if sent by certified or registered mail, return receipt requested, or via overnight courier, one business day after mailing, (ii) if sent by overnight mail or courier, when actually received,
(iii) if sent by facsimile transmission, on the date sent, provided confirmatory notice is sent by first-class mail, postage prepaid, and (iv) if delivered by hand on the date of receipt.

13.5     BINDING PROVISIONS.

         The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assign of the respective parties hereto.

13.6     APPLICABLE LAW.

         This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

13.7     COUNTERPARTS.

         This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that not all the parties have signed the same counterpart. The General Partner may execute any documents by facsimile signature of a duly authorized officer.

13.8     SEPARABILITY OF PROVISION.

         If for any reason any provision or provisions hereof that are not material to the purposes or business of the Partnership or the Limited Partners' Units are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement that are valid.

13.9     ENTIRE AGREEMENT.

         This Agreement constitutes the entire agreement among the parties. This Agreement supersedes any prior agreement or understanding among the parties and may not be modified or amended in any manner other than as set forth herein.

13.10    PARAGRAPH TITLES.

         Article, section and paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

13.11    WAIVER OF RIGHT OF PARTITION.

         Each Partner hereby waives its right of partition.

13.12    EFFECTIVENESS.

         This Agreement shall become as of the day and year first above written upon execution hereof by the General Partner and the Initial Limited Partner and as to each additional Limited Partner, when the prescribed subscription hereto by such party has been accepted by the General Partner.

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    GENERAL PARTNER

                                    MELLON VENTURES FUND HOLDING
                                    CORPORATION


                                   By:__________________________________________
                                       Name:
                                       Title:


                                   LIMITED PARTNERS

                                   All Limited Partners now and hereafter
                                   admitted as limited partners of the
                                   Partnership pursuant to powers of attorney now and hereafter executed in favor of and delivered to the General Partner.

                                   By: GENERAL PARTNER, as Attorney-in-Fact

                                       MELLON VENTURES FUND HOLDING
                                       CORPORATION

                                       By:______________________________________
                                           Name:
                                           Title: